Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with its issuance and sale of 6,210,000 shares of Series of common stock, $0.01 par value per share (the “Series A Preferred Stock”) are set forth in the following table:

Securities and Exchange Commission Registration Fee	$15,674
NYSE listing fee	25,920
Printing and Engraving Expenses	20,000
Legal Fees and Expenses	84,366
Accounting Fees and Expenses	40,000
Other	14,040

Total	$200,000